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                                    EXHIBIT 5

                                  May 25, 1999

Metropolitan Financial Corp.
6001 Landerhaven Drive
Mayfield Heights, Ohio 44124

         Re: Metropolitan Financial Corp. Registration Statement on Form S-8
             -- Metropolitan Bank and Trust Company 401(k) Plan

Ladies and Gentlemen:

         Metropolitan Financial Corp. ("Metropolitan") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") for the registration, under the Securities Act of 1933, as amended, of 100,000 Common Shares, without par value, of Metropolitan ("Metropolitan Common Shares") to be issued from time to time pursuant to the terms of the Metropolitan Bank and Trust Company 401(k) Plan (the "Plan").

         Item 601 of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

         In rendering this opinion, we have examined (a) the Articles of Incorporation and Code of Regulations of Metropolitan, (b) the Plan, and (c) such records and documents as we have deemed advisable in order to render this opinion. As a result of the foregoing, we are of the opinion that:

                  (1) Metropolitan is a corporation validly organized and existing and in good standing under the laws of the State of Ohio.

                  (2) When issued, the Metropolitan Common Shares which are the subject of the Registration Statement will be legally issued, fully paid, and non-assessable.

         We hereby consent to the use and filing of this opinion in connection with the Registration Statement.

                                    Very truly yours,

                                    /s/ Thompson Hine & Flory LLP

                                    Thompson Hine & Flory LLP